NEWS RELEASE

Investor/Media Contact:
William E. Redmond, Jr., 973-515-1821
Email: IR@gentek-global.com

GenTek Announces Closure of its Newark, N.J. Sulfuric Acid Production Plant

Parsippany, N.J., November 3, 2006 – GenTek Inc. (NASDAQ: GETI) today announced that it will be closing its Newark, N.J. sulfuric acid production plant at the end of this year. The production and shipment of other products, aluminum sulfate and ferric sulfate, currently being sold from the Newark, NJ location will continue without any interruptions. GenTek’s decision was driven by the fact that the Newark Sulfur operation, already cash flow negative, was facing increasingly adverse market conditions and required infrastructure investments, which would have lead to material cash losses in this business.

It is anticipated that shipment of product will cease during December of 2006 and all closure activities are expected to be completed by the end of April of 2007. The Company is currently negotiating with a third party on the potential sale of the site. The restructuring charges as a result of this closure include termination costs of approximately $1 million and other closure costs totaling approximately $1 million, substantially all of which are expected to be paid in 2007.

About GenTek Inc.
GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,500 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the Company is available at www.gentek-global.com.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated in accordance with GAAP.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.